Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 29, 2025, with respect to the consolidated financial statements included in this Annual Report on Form 20-F of ImmunoPrecise Antibodies Ltd., as filed with the United States Securities and Exchange Commission, for the year ended April 30, 2025. We also consent to the incorporation by reference of our report in the Registration Statement of ImmunoPrecise Antibodies Ltd. on Form F-3 (File No. 333-273197) and Form S-8 (File No. 333-256730).

/s/ GRANT THORNTON LLP

Houston, Texas

July 29, 2025